                                                                   EXHIBIT 10.38


             Confidential materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.








                                               May 9, 1997



Mr. Douglas A. Catalano
Peritus Software Services, Inc.
304 Concord Road
Billerica, MA  01821

         Re:   Joint Marketing Agreement

Gentlemen:

         This letter sets forth the intent of VIASOFT, Inc. ("VIASOFT") and Peritus Software Services, Inc. ("PERITUS") to enter into a joint marketing agreement upon the terms and conditions outlined in this letter, subject to the negotiation, execution and delivery of a mutually satisfactory definitive agreement (the "Definitive Agreement") relating to the proposed transaction (the "Proposed Transaction"). The Definitive Agreement will contain usual and customary representations, warranties, covenants and other provisions for agreements of this type and shall be subject to the terms and conditions set forth herein, among others.

         1. VIASOFT Marketing of Automate 2000. VIASOFT will market PERITUS's
            ----------------------------------
software product Automate 2000, and such related PERITUS services as the parties may agree on, to VIASOFT's customers in the United States and Canada as a valuable tool for converting customer software code to make it Year 2000 compliant. For sales of Automate 2000 "obtained by" VIASOFT, PERITUS will pay VIASOFT a commission equal to ***** of end-user invoice for software license fees. VIASOFT will not have any licensing or sublicensing rights to Automate 2000 and will not have the right to set prices for Automate 2000. Each VIASOFT customer who purchases or leases Automate 2000 will execute a separate software license agreement with PERITUS. A sale of Automate 2000 will be deemed "obtained by" VIASOFT whenever Automate 2000 is used to process a customer's code that has been preprocessed into "FRUs" (as defined in paragraph 8 below) pursuant to VIASOFT's proprietary technology. VIASOFT has provided and will continue to
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May 9, 1997      Confidential materials omitted and filed separately
Page 2              with the Securities and Exchange Commission.
                       Asterisks denote such omissions.


provide PERITUS with the technical specifications for VIASOFT's FRU technology to assist PERITUS in adapting its Automate 2000 product to maximize the efficiency with which that software product converts the software code of VIASOFT's clients, and to ensure that Automate 2000 will, after converting a VIASOFT customer's software, produce "TRUs" that are ready for testing at VIASOFT or the customer's site. After referring a customer to Automate 2000, VIASOFT will provide reasonable assistance to PERITUS in obtaining the customer's execution of a license agreement with PERITUS. PERITUS will use its best efforts to fill all orders for products received from VIASOFT customer.

         2. PERITUS Marketing of FastPath 2000. PERITUS will market VIASOFT's
            ----------------------------------
year 2000 offering known as FastPath 2000 (methodology and related software) to PERITUS's customers in the United States and Canada as a complete Year 2000 solution product set. For sales of FastPath 2000 obtained by PERITUS, VIASOFT will pay PERITUS a commission equal to ***** of end-user invoice for license fees. PERITUS will not have any licensing or sublicensing rights to Fast Path 2000 and will not have the right to set prices for Fast Path 2000. Each PERITUS customer who purchases or leases FastPath 2000 will execute a separate software license agreement with VIASOFT. After referring a customer to FastPath 2000, PERITUS will provide reasonable assistance to VIASOFT in obtaining the customer's execution of a license Agreement with VIASOFT. The parties will set forth in the Definitive Agreement in more detail the terms under which PERITUS shall be deemed to have obtained a sale of FastPath 2000. VIASOFT will use its best efforts to fill all orders for products received from PERITUS customers.

         3. International Sales. The parties may include provisions in the
            -------------------
Definitive Agreement relating to application of the terms described in paragraphs 1 and 2 to sales of the parties' respective products outside of the United States and Canada. If no agreement is reached on this issue, the Definitive Agreement will be confined to sales in the United States and Canada.

         4. Sales Through Solutions Providers. The parties may include provision
            ---------------------------------
in the Definitive Agreement describing the means by which a solution provider may be included in the joint marketing efforts described in this Agreement. The parties currently envision that both VIASOFT's and PERITUS's solution providers will be provided with the "Enabling Technology" (as defined in paragraph 8 below) and encouraged to refer their Year 2000 customers to PERITUS and VIASOFT.

         5. Training. The Definitive Agreement will contain provisions providing
            --------
for the mutual training of each party's technical, sales and marketing forces concerning the other party's product. In general, each side will bear its own training
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May 9, 1997
Page 3

costs and neither party will charge the other for employee or trainer time incurred in the training programs.

         6. Mutual Warranties. Each party (the "warranting party") will
            -----------------
represent to the other that the warranting party has sufficient ownership rights in its software to license it to the other's customers and also that the warranting party's products generally conform to the written technical specifications for such products published by the warranting party.

         7. Mutual Indemnification.  Each party (the "indemnifying party") will
            ----------------------
agree to indemnify the other from customer or third party claims relating to the indemnifying party's software products.

         8. Confidential Information. The Definitive Agreement will contain
            ------------------------
provisions relating to confidential information and nondisclosure similar to those contained in the mutual Nondisclosure Agreement previously signed by the parties effective September 29, 1996 (the "NDA"). The Parties acknowledge that the NDA continues in effect and governs the parties exchange of information and technologies pursuant to this letter, and shall survive the execution of both this letter and a Definitive Agreement. Peritus specifically acknowledges that VIASOFT has previously provided and will continue to provide to PERITUS detailed written technical specifications designed to enable code conversion factories such as PERITUS to process customer code units, known as Factory Ready Units ("FRUs"), and return converted code units back into the customers environment in a test ready state, known as Test Ready Units ("TRUs") (this technology, including the written technical specifications described above, the VIASOFT proprietary technology for generating FRUs, and the VIASOFT technology for correctly formatting FRUs and TRUs, is collectively referred to as the "Enabling Technology"). This Enabling Technology constitutes intellectual property and valuable trade secrets owned by VIASOFT and shall not be used by PERITUS for any purpose other than the Proposed Transaction contemplated by this letter. To date, VIASOFT has provided portions of the Enabling Technology to PERITUS for the purpose of allowing PERITUS to evaluate the viability of adapting Automate 2000 to input FRUSs, convert customer code contained within FRUs, and output TRUs. Pursuant to the Definitive Agreement, VIASOFT will grant a royalty-free, non-exclusive and non-transferable license to PERITUS to use the Enabling Technology for the purpose of modifying Automate 2000 to provide conversion services to VIASOFT customers and agreed upon solution providers.

         9. No Exclusivity. Under the Definitive Agreement each of VIASOFT and
            --------------
PERITUS will remain free to refer its respective customers to products and services that may compete directly or indirectly with those of the other party, including the particular products and services described in this letter of intent. In addition, each
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May 9, 1997
Page 4

party will also retain the right to sell software and services to the other's customers, competitors and customers of the other's competitors.

         10. Quarterly Reports. Each party will provide the other with quarterly
             -----------------
reports of commissions owed within 20 days after the end of each calendar quarter. Commissions owned for a quarter will be paid within 45 days after the end of the quarter.

         11. Term. The initial term of the Definitive Agreement will be
             ----
approximately three years (terminating as of June 30, 2000). The Definitive Agreement will automatically renew for additional one year terms thereafter unless either party provides written notice of nonrenewal at least 30 days in advance of a renewal term.

         12. Governing Law; ADR. The Definitive Agreement shall be governed by
             ------------------
and construed in accordance with the internal laws, and not the laws pertaining to conflicts of laws, of the State of Arizona. The Definitive Agreement shall provide for dispute resolution procedures including negotiation, mediation and arbitration to resolve normal disputes that arise between the parties under the agreement. Each party would retain the right to seek judicial relief, such as an injunction, in the event its intellectual property is being infringed.

         13. Publicly. The parties will keep the terms of this letter
             --------
confidential and shall not make any public announcement concerning its contents until after execution of a Definitive Agreement. Upon execution of a Definitive Agreement, the parties shall cooperate with each other in the development of a press announcement, if any, concerning the transactions contemplated by the Definitive Agreement. In addition, each party shall make reasonable efforts to provide the other with advance notice of the content and timing of all public announcements, press releases or press conference texts with respect to this Definitive Agreement or its subject matter, and an opportunity to comment thereon. If, prior to the execution of a Definitive Agreement, either party believes it is necessary or appropriate, in accordance with its obligations under federal or state securities laws to make a public announcement or disclose the contents or existence of this letter in publicly filed documents, each party shall use its best efforts to notify the other party and have the other party give prior approval to the contents of any such disclosure.

         14. Definitive Agreement.  VIASOFT and PERITUS shall negotiate in good
             --------------------
faith to enter into the Definitive Agreement by June 1, 1997.

         15. Non-Binding Nature of Letter; Binding Provisions. Except for the
             ------------------------------------------------
provisions set forth in paragraph 8, with respect to rights to and the confidentiality of the Enabling Technology, and paragraph 13, which are intended to be and are
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May 9, 1997
Page 5


binding obligations between the parties, this letter is solely a statement of a present intention of the parties made in good faith and is not intended to create any binding obligations.

         If this proposal is acceptable, please so indicate by signing where indicated below and mailing or faxing me a copy of this letter so signed. In the meantime, if you would like to discuss any aspect of our proposal, please do not hesitate to give me a call.

                                       Sincerely,

                                       /s/Steve Whitman

                                      Steve Whiteman
                                      President


Accepted and Agreed:

Peritus Software Services, Inc.


By /s/Douglas A. Catalano
   ---------------------------------
   Douglas A. Catalano, President


Date:      5/9/97
     -------------------------------